UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 12, 2009
NATIONAL CITY BANK
(Depositor)
ON BEHALF OF THE
NATIONAL CITY CREDIT CARD MASTER TRUST
(Issuing Entity of the Collateral Certificate)
AND THE
NATIONAL CITY CREDIT CARD MASTER NOTE TRUST
(Issuing Entity of the notes)
(Exact name of registrant as specified in its charter)

333-39420
000-26342
Delaware	333-126628	N/A

(State or other jurisdiction of	(Commission File Numbers)	(IRS Employer
incorporation		Identification No.)
of the issuing entity)

c/o National City Bank
1900 East 9th Street
Cleveland, Ohio		44114

(Address of principal executive office)		(Zip Code)
Registrant’s telephone number, including area code (216) 222-2000.
N/A
(Former name or address, if changed since last report)
     Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)
☐ Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))
☐ Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Section 6 —Asset—Backed Securities
Item 6.02 Change of Servicer or Trustee.
     As of 11:59 p.m. (Eastern Time) on November 6, 2009, National City Bank (“NCB”), the Sponsor, Depositor, Administrator and Servicer with respect to the National City Credit Card Master Trust and the National City Credit Card Master Note Trust, was merged into PNC Bank, National Association (“PNC”), pursuant to federal banking law, and PNC has assumed all rights and obligations of NCB in connection therewith. Prior to the merger, both PNC and NCB were wholly owned subsidiaries of The PNC Financial Services Group, Inc. Additional information about the merged PNC and its parent is available at www.pnc.com, or upon request to Investor Relations, The PNC Financial Services Group, One PNC Plaza, 249 Fifth Avenue, Pittsburgh, PA 15222-2707. Servicing of the credit card receivables will continue to be done out of the existing locations and facilities maintained by NCB prior to its merger into PNC.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
PNC BANK, NATIONAL ASSOCIATION, as successor to National City Bank, acting solely in its capacity as depositor of National City Credit Card Master Trust and National City Credit Card Master Note Trust

Date: November 12, 2009
	By:	/s/ Andrew D. Widner
		Name:	Andrew D. Widner
		Title:	Vice President